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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                    Form 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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       Date of report (Date of earliest event reported): September 3, 2002



                                  ACCENTURE LTD
               (Exact Name of Registrant as Specified in Charter)


          Bermuda                       001-16565               98-0341111
(State or Other Jurisdiction           (Commission           (I.R.S. Employer
     of Incorporation)                 File Number)         Identification No.)

                                   Cedar House
                                 41 Cedar Avenue
                             Hamilton HM12, Bermuda
                    (Address of Principal Executive Offices)

       Registrant's telephone number, including area code: (441) 296-8262

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)



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Item 5.  Other Events.
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         In light of press reports on the proposed settlement of Enron-related claims against Andersen Worldwide and the non-U.S. Arthur Andersen firms, Accenture confirms its understanding that, under the terms of the proposed settlement with the plaintiffs in the Houston class actions on behalf of shareholders and employees of Enron, Accenture will be released from all claims that were brought, or might have been brought, by these plaintiff groups once the settlement is finally approved by the court. As described under "Legal Proceedings" in Accenture's Form 10-Q for the quarter ended May 31, 2002, Accenture had previously signed agreements with the lead class-action plaintiffs extending any deadlines by which it had to be added as a party to such lawsuits. Accenture signed those agreements to give the company time to inform the plaintiffs that adding Accenture as a defendant would be misdirected and without merit.


         Accenture also confirmed that it is making no contribution to the settlement.

         The proposed class-action settlement is subject to customary contingencies, such as the negotiation of a definitive agreement and final approval by the federal court in Houston, Texas. This process is expected to take several months.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                          ACCENTURE LTD

                                          By:     /s/ Douglas G. Scrivner
                                                 -----------------------------
                                          Name:  Douglas G. Scrivner
                                          Title: General Counsel and Secretary

Date:  September 3, 2002